UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                   ________________


                                       FORM 8-K

                                    CURRENT REPORT
                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934

                                   ________________


            Date of Report (Date of earliest event reported)  May 28, 1998


                             PICCADILLY CAFETERIAS, INC.
                (Exact name of registrant as specified in its charter)

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      Louisiana                      1-11754                 63-1155967
(State of incorporation)     (Commission File Number)      (IRS Employer
                                                         Identification No.)
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      3232 Sherwood Forest Blvd.,                          70816
        Baton Rouge, Louisiana                          (Zip Code)
(Address of principal executive offices)

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                               (504) 293-9440
             (Registrant's telephone number, including area code)


                                     N/A
        (Former name or former address, if changed since last report)




          ITEM 2.  Acquisition or Disposition of Assets.

               On May 28, 1998, Piccadilly Acquisition Corporation, a Georgia corporation (the "Purchaser") and a wholly-owned subsidiary of Piccadilly Cafeterias, Inc., a Louisiana corporation ("Piccadilly"), pursuant to its Offer to Purchase, dated April 29, 1998 (the "Offer"), purchased 8,249,228 shares of common stock, par value $.01 per share (the "Shares"), of Morrison Restaurants Inc., a Georgia corporation ("Morrison") for $5.00 net per share. The Shares so purchased represented approximately 89% of the Shares outstanding on such date. The aggregate purchase price for the Morrison shares acquired upon consummation of the Offer was approximately $41.3 million. To acquire the Shares, Piccadilly utilized borrowings under two revolving master promissory notes, one in the amount of $75 million payable to Hibernia National Bank, and the other in the amount of $50 million payable to Wachovia Bank, N.A. Reference is made to the Commitment Letter dated April 28, 1999 to Piccadilly from Hibernia National Bank filed as Exhibit (b)(1) to Piccadilly's Schedule 14D-1, dated April 29, 1998.

               Pursuant to the Agreement and Plan of Merger, dated April 22, 1998, by and among Piccadilly, Purchaser, and Morrison (the "Merger Agreement"), Piccadilly intends to effect a merger of Purchaser with and into Morrison (the "Merger") in accordance with the relevant provisions of the Georgia Business Corporation Code as promptly as practicable. Upon the consummation of the Merger, each outstanding Share (other than Shares acquired by Purchaser in the Offer, and Shares as to which dissenters' rights are perfected) will be converted into the right to receive $5.00 in cash. Accordingly, upon consummation of the Merger, Morrison will become a wholly-owned subsidiary of Piccadilly.

          Item 7.  Financial Statements and Exhibits.

               (a)  Financial Statements of Businesses Acquired.
                    All financial statements required to be filed in connection with this acquisition will be filed by amendment to this report as soon as they are available, but in any event within 60 days of the date by which this report is required to be filed.

               (b)  Pro Forma Financial Information.
                    All pro forma financial information required to be filed in connection with this acquisition will be filed by amendment to this report as soon as it is available, but in any event within 60 days of the date by which this report is required to be filed.

               (c)  Exhibits.

                    2 Plan and Agreement of Merger dated April 22, 1998, among Piccadilly, Purchaser and Morrison
                         (incorporated by reference from Exhibit (c)(1) to Piccadilly's Schedule 14D-1 dated April 29, 1998).

                    99.1 Press Release issued May 28, 1998 disclosing
                         completion of Piccadilly's cash tender offer for shares of Morrison Restaurants Inc. (incorporated by reference from Exhibit (a)(13) to Piccadilly's
                         Schedule 14D-1 (Amendment No. 2) dated May 29,
                         1998).

                                      SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             By: /s/ J. FRED JOHNSON

                                                    J. Fred Johnson
                                                Chief Financial Officer


          Dated:  June 5, 1998.